Exhibit 10.8

April 29, 2021

c/o Baker Bros. Advisors LP

860 Washington St. – 3rd fl.

New York, NY 10014

Re:         IPO Participation, Board, Observer and [***] Rights

Ladies and Gentlemen:

Subject to and in consideration of the purchase of shares of Series E Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of Sera Prognostics, Inc., a Delaware corporation (the “Company”), by Baker Bros. Advisors LP (“BBA”) and/or one or more of its Affiliates (as defined below) (each, an “Investor” and together, the “Investors”) pursuant to the terms and conditions of that certain Series E Preferred Stock Purchase Agreement, by and among the Company, the Investors and the other parties named therein, dated as of February 23, 2021 (the “Purchase Agreement”), the parties to this letter hereby agree as follows:

1.             Public Offering Participation.

a.                   In the event that any Investor indicates an interest to purchase shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) in any firm commitment underwritten public offering (each, an “Offering”) of the Company’s capital stock prior to and including an initial public offering resulting in the listing of the Company’s Common Stock on a national securities exchange (a “Qualified IPO”), then, subject to compliance with all applicable securities laws and regulations, the Company will use its commercially reasonable efforts (which must include at least three attempts, on three dates, with at least two representatives of the managing underwriter, including the most senior underwriter personnel devoting substantial time to the applicable Offering, both orally and in writing) to cause the managing underwriter(s) of such Offering to provide to the Investors, on the same terms, including the price per share, and subject to the same conditions, as are applicable to the public in such Offering, the opportunity to purchase that number of shares of capital stock of the Company being issued in such Offering equal to their aggregate Pro Rata Share (as defined below) of the total number of shares offered for sale in such Offering (excluding shares issuable to the underwriter(s) of the Offering upon exercise of an overallotment option to purchase additional shares) (such aggregate Pro Rata Share, the “New Shares”). The Investors may apportion such New Shares in such proportion as they deem appropriate among themselves and any Affiliate.

b.                  The rights of the Investors to purchase shares in an Offering will be conditioned upon the completion of such Offering. The Company may withdraw its registration statement for an Offering at any time without incurring any liability under this letter to the Investors or any of its Affiliates. Without limiting the foregoing, the rights of the Investors described in clauses (a) through (c) of this Section 1, will terminate and be of no further force or effect upon the earliest to occur of the following: (i) the closing of a Qualified IPO; (ii) such time as the Investors and/or their Affiliates cease to beneficially own (in the aggregate) (A) at least 75% of the Preferred Stock purchased by the Investors (as adjusted for stock splits, recapitalizations and other similar events and including all shares of Common Stock issued upon the conversion of the Preferred Stock to the extent still beneficially owned by the Investors), or (B) shares or other equity securities of the Company representing at least 4% of the Company’s outstanding voting power in an election of directors; and (iii) the closing of a Deemed Liquidation Event (as such term is defined in the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2749 East Parleys Way - Suite 200 | Salt Lake City, Utah 84109 | Phone 801.990.0520 | Fax 801.990.0640

c.                   The Investors hereby acknowledge that, despite the Company’s use of its commercially reasonable efforts, the underwriter(s) for the applicable Offering may determine in its or their sole discretion that it is not advisable to designate the maximum number of shares being issued and sold in such Offering as New Shares, in which case the number of New Shares may be reduced or no New Shares may be designated. The Investors also acknowledge that notwithstanding the terms hereof, the sale of any New Shares to any Person will only be made in compliance with FINRA Rules 5110 and 5130 and applicable federal, state, and local laws, rules, and regulations and stock exchange rules, regulations and listing requirements. The Company hereby acknowledges that nothing in this letter constitutes an offer or the commitment by any Person to purchase any New Shares in any Offering. The Company and the Investors further acknowledge and agree that any New Shares shall be excluded from and shall not be subject to the “Market Stand-Off Agreement” as provided in Section 2.11 of the Investor Rights Agreement (defined below).

d.                  The Company shall not, either directly or indirectly or by amendment, merger, consolidation or otherwise, authorize, approve, or adopt any “evergreen” option plan or other equity incentive plan of the Company or any of its subsidiaries pursuant to which the number of shares of Common Stock of the Company available for equity awards thereunder would increase automatically (without further stockholder approval) on an annual basis by an amount that exceeds 4% of the total number of shares of Common Stock then issued and outstanding (calculated on a fully diluted basis). The rights set forth in this clause (d) of Section 1 shall terminate and be of no further force or effect immediately upon such time as the Investors and/or their Affiliates cease to collectively own beneficially (i) whether prior to or after a Qualified IPO, at least 75% of the aggregate number of shares of the Preferred Stock purchased by the Investors (as adjusted for stock splits, recapitalizations and other similar events and including all shares of Common Stock issued upon the conversion of the Preferred Stock to the extent still beneficially owned by the Investors) or (ii) if after a Qualified IPO, at least 4% of the then-outstanding total voting power of the Company.

2.             Registration Rights. [***].

3.             Board Rights.

a.                   From and after the closing of a Qualified IPO, at any time (and from time to time) that the Investors and/or their Affiliates collectively own beneficially shares or other equity securities of the Company representing at least 4% of the then-outstanding total voting power of the Company, the Investors shall collectively be entitled to nominate one individual (an “Investor Designee”) to serve as a director on the Board of Directors of the Company (the “Board”) provided, in the event that the Investors do not exercise such right such that they nominate an Investor Designee to serve as a director immediately following the closing of the Qualified IPO (which right must be exercised not less than twenty-one (21) days in advance of the closing of the Qualified IPO), the Investors shall not exercise such right until after the 90th day following the closing date of the Qualified IPO). The Company shall include the Investor Designee in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company at each annual or special meeting of the Company’s stockholders at which directors are to be elected and every adjournment or postponement thereof (including, for the avoidance of doubt, every action or approval by written consent of the stockholders of the Company or the Board in lieu of such meeting) (an “Election Meeting”). The Company will recommend, support and solicit proxies for the election of the Investor Designee in the same manner as for all other Board members nominated for election. The Investors will provide to the Company, in writing, the information about the Investor Designee that is reasonably required by applicable law for inclusion in the Company’s proxy materials for Election Meetings promptly after the Company requests such information from the Investors, and will cause such Investor Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.

b.                   In the event that an Investor Designee fails to be elected for any reason, or resigns from his or her seat on the Board or is removed or otherwise ceases to be a director (whether as a result of his or her death, disability, disqualification, or otherwise), the Investors shall be entitled to promptly designate another Investor Designee and the Company will take all necessary and desirable actions within its control such that (i) the resulting vacancy on the Board shall not be filled pending such designation or (ii) the size of the Board shall be increased by one and the Company will, as promptly as practicable but in no event more ten days following such designation, take all necessary and desirable actions within its control such that such vacancy shall be filled with such successor Investor Designee.

c.                   For so long as the Investors’ rights under this Section 3 remain in effect, the Board will not create any “executive committee” of the Board, or delegate to any existing committee or subsidiary’s governing body, responsibilities substantially similar to those of an executive committee, without including the then-current Investor Designee, if any, thereon.

d.                   Notwithstanding the provisions of Section 3(a), the Investors shall not be entitled to designate any individual as a nominee to the Board if a majority of the disinterested members of the Board (or the nominating committee thereof) reasonably and in good faith determine, (i) after consultation with the Company’s outside legal counsel and upon written advice of such counsel, that such person would not be qualified to serve as a director of the Company under any applicable law (including requirements of fiduciary duties under applicable law), rule or regulation, rule of the stock exchange on which the Company’s shares are listed, the organizational documents of the Company, or any policy, or guidelines previously approved by the Board, but only if a direct or indirect purpose of any such policy or guideline is not to obstruct the Investors’ right to designate an individual as a nominee to the Board or its rights under this letter, or (ii) that such person is an employee or director of a competitor of the Company (provided, no senior employee of BBA or its Affiliates shall be subject to exclusion pursuant to this clause (ii) as a result of such person’s participation on any board of directors in connection with investments by BBA or its Affiliates). Notwithstanding anything set forth herein to the contrary, a person’s status as a director, officer, employee or affiliate of any Investor or such person’s service on the board of any other company shall not cause such person to be deemed not qualified to serve as a director of the Company, except as required by applicable law or regulation pursuant to clause (i) of the preceding sentence. In the event the Board (or the nominating committee thereof) does not accept an Investor Designee as a result of such Investor Designee failing to meet the requirements set forth in this Section 3(d), the Investors shall have the right to recommend another Investor Designee in accordance with Section 3(a). The Company shall notify the Investors of any objection to an Investor Designee pursuant to this Section 3(d) sufficiently in advance of the date on which the proxy materials related to any such designee are to be mailed by the Company in connection with such election of directors so as to enable the Investor to propose a replacement Investor Designee in accordance with the terms of this letter.

e.                   The rights set forth in this Section 3 shall terminate and be of no further force or effect immediately upon such time as the Investors and/or their Affiliates cease to collectively own beneficially at least 75% of the aggregate number of shares of the Preferred Stock purchased by the Investors (as adjusted for stock splits, recapitalizations and other similar events and including all shares of Common Stock issued upon the conversion of the Preferred Stock to the extent still beneficially owned by the Investors).

4.            Observer Rights.

a.                   At any time prior to or after a Qualified IPO that an Investor Designee is not a member of the Board, the Company shall invite a single representative of the Investors (a “BBA Observer”), as designated by the Investors from time to time, to attend and participate in all meetings of the Board, in a nonvoting observer capacity. In this respect, the Company shall give the BBA Observer (i) written notice of, agendas and participation details for such meetings and (ii) copies of all notices, minutes, consents, and other materials, in each case, that it provides to the members of the Board, as applicable, at the same time and in the same manner as provided to such members; provided, however, that the Company reserves the right to withhold any information and to exclude the BBA Observer from any meeting or portion thereof if (1) the Board determines in good faith and based upon the advice of outside counsel that access to such information or attendance at such meeting could (x) adversely affect the attorney-client privilege between the Company and its counsel or (y) result in a conflict of interest, or (2) the Board of Directors reasonably determines in good faith that the BBA Observer or an Affiliate of such BBA Observer is a competitor of the Company (provided, no senior employee of BBA or its Affiliates shall be subject to exclusion pursuant to this clause (2) as a result of such person’s participation on any board of directors in connection with investments by BBA or its Affiliates) and the Board of Directors provides the BBA Observer advanced written notice that access to such information or attendance at such meeting are being withheld or denied, as the case may be, pursuant to this Section 4(a) (and the reason therefore).

b.                   Except as provided in Section 4(c) below, the BBA Observer shall not, by virtue of his or her capacity as such, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or any of its Affiliates or subsidiaries or its or their respective equityholders or any other Person or any duties (fiduciary or otherwise) otherwise applicable to the members of the Board.

c.                   With respect to the BBA Observer, the Company’s obligations under this Section 4 are contingent upon such BBA Observer’s (i) entering into a confidentiality agreement with the Company and BBA in the form attached hereto as Exhibit B and (ii) agreeing, solely in such individual’s capacity as a BBA Observer, to be bound by the Company’s insider trading and window policies then in effect and applicable to members of the Board.

d.                   The rights set forth in this Section 4 shall terminate and be of no further force or effect immediately upon such time as the Investors and/or their Affiliates cease to collectively own beneficially (i) whether prior to or after a Qualified IPO, at least 75% of the aggregate number of shares of the Preferred Stock purchased by the Investors (as adjusted for stock splits, recapitalizations and other similar events and including all shares of Common Stock issued upon the conversion of the Preferred Stock to the extent still beneficially owned by the Investors) or (ii) if after a Qualified IPO, at least 4% of the then-outstanding total voting power of the Company.

5.             No Publicity. [***], except that the Company may make any such disclosure if, upon the advice of counsel, there is no alternative to such disclosure because it is required by applicable law, rule or regulation (including the rules of the SEC, FINRA or the stock exchange on which the Common Stock is listed) [***]. [***]; provided, however, that the Company may disclose the name of the Investors in connection with the provision of any details regarding the Purchase Agreement and the other agreements executed by Company and the Investors in connection with the Preferred Stock financing and the transactions contemplated thereby, and to any of its executive officers, directors, accountants, counsel, underwriters, and financial advisors with a need to know such information, provided that such recipient agrees to abide by the foregoing confidentiality obligations or is subject to confidentiality obligations that are substantially at least as restrictive. [***].

6.             Indemnification. The Company shall enter into a customary indemnification agreement with any Investor Designee that is elected a member of the Board, in substantially the form as entered into between the Company and the other members of the Board in the ordinary course of business.

7.             [***].

8.             Definitions. When used in this letter, the following terms shall have the meanings assigned to them in this Section 8:

a.                   “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

b.                   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

c.                   “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or other legal entity.

d.                   “Pro Rata Share” means the greater of (i) 10% and (ii) the percentage determined by dividing (A) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the shares of the Preferred Stock and any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) collectively owned beneficially by such Investors immediately prior to the Offering by (B) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of all outstanding shares of Preferred Stock, any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock and all shares reserved for future issuance pursuant to any equity incentive or similar plan) immediately prior to the Offering, in each case, excluding shares issuable to the underwriter(s) of the Offering upon exercise of an overallotment option to purchase additional shares.

9.             Amendments; Waiver; Entire Agreement. This letter may not be amended or modified in any manner except by a written instrument signed by the Investors and the Company. Any waiver of any term or condition shall be in writing executed by the party entitled to waive such term or condition. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this letter. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of such rights. This letter (including the Exhibits hereto), together with the Purchase Agreement and the other transaction documents entered into in connection therewith (including, for the avoidance of doubt, the Investor Rights Agreement and the Fourth Amended and Restated Voting Agreement, dated as of February 23, 2021, by and between the Company, the Investors, and the other Investors party thereto), constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. This letter amends, restates and supersedes in all respects the letter agreement, dated as of March 29, 2021, by and between the Company and BBA.

10.           Assignment. No party may assign this letter or any of its rights, interests or obligations hereunder without the prior written consent of the other parties, and any purported assignment by a party without prior written consent of the other parties will be null and void and not binding on such other party; provided, however, that notwithstanding the foregoing, an Investor may assign this letter or any of its rights, interests or obligations hereunder to its Affiliates. Subject to the preceding sentence, all of the terms, agreements, covenants, representations, warranties and obligations of this letter are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and assigns.

11.           Governing Law; Jurisdiction. This letter shall be governed by the laws of the State of Delaware, without regard to conflict of law principles. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this letter, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this letter except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this letter or the subject matter hereof may not be enforced in or by such court.

12.          WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS LETTER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 12 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.          Notices. All notices under this letter must be in writing and given by personal delivery, by United States Express Mail or a nationally recognized overnight delivery service for next day delivery, or by electronic mail, as follows (or to such other Person or address as any party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Sera Prognostics, Inc.

2749 E Parleys Way, Suite 200

Salt Lake City, UT 84109

Attn: Gregory C. Critchfield, M.D., M.S.

Email:  gcritchfield@seraprognostics.com

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Jonathan L. Kravetz

Email:   JLKravetz@mintz.com

If to the Investors:

c/o Baker Bros. Advisors LP

860 Washington St. – 3rd fl.

New York, NY 10014

Email:   [***]

with a copy (which shall not constitute notice) to:

[***]

Notice will be effective and deemed given only as follows: (a) if given by personal delivery, up-on such personal delivery, (b) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (c) if sent by electronic mail, upon acknowledgement of receipt other than by automatic means.

14.           Equitable Relief; Remedies. The Company acknowledges and agrees that the Investors may be damaged irreparably and may not have an adequate remedy at law if any provision of this letter is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which the Investors may be entitled, at law or in equity, the Investors will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this letter and to seek to enforce specifically this letter and its provisions, without bond or other security being required and without any proof of actual damages. The rights, obligations and remedies created by this letter are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which the Investors may be entitled.

15.           Headings; Construction. The section headings contained in this letter are inserted for convenience only and will not affect in any way the meaning or interpretation of this letter. Except as otherwise expressly provided herein, the following rules of interpretation apply hereto: (i) the singular includes the plural and vice versa; (ii) “or” and “any” are not exclusive; (iii) “includes,” “include,” “included” and “including” are deemed to be followed by “without limitation”; and (iv) the words “hereby,” “herein,” “hereunder,” “hereof” and words of similar import refer to this letter as a whole and not merely to the specific section or clause in which any such word appears. No presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any provision of this letter.

16.           Counterparts. This letter may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This letter will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of copies of this letter and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) or by a combination of such means, will constitute effective execution and delivery of this letter as to the parties and may be used in lieu of an original letter for all purposes. Signatures of the parties transmitted by facsimile or by .pdf shall be deemed to be their original signatures for all purposes.

17.           Severability. The provisions of this letter will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

[Signature Page Follows]

Very truly yours,

SERA PROGNOSTICS, INC.

By:	/s/ Gregory C. Critchfield, M.D., M.S.
Name: Gregory C. Critchfield, M.D., M.S.
Title: President and Chief Executive Officer

AGREED AND ACCEPTED:
Baker Bros. Advisors LP

By: [***] Name: [***] Title: [***]

Exhibit A

[***]

Exhibit B

[***]